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As filed with the Securities and Exchange Commission on December 2, 2005

Registration No. 333-128694

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
To
FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Masisa S.A.
(Exact name of Registrant as specified in its charter)

Masisa S.A.
(Translation of the Registrant's name in English)

The Republic of Chile (Jurisdiction of incorporation)	Not Applicable (I.R.S. Employer Identification No.)

Avenida Apoquindo 3650, Piso 10
Las Condes
Santiago, Chile
(56-2) 350-6000
(Address and telephone number of Registrant's principal executive offices)

Terranova Forest Products, Inc.
900 Circle Seventy-five Parkway, Suite 720
Marietta, Georgia 30339
(770) 405-2600
(Address and telephone number for agent for service)

Copies to:

Richard M. Kosnik, Esq. Jones Day 222 East 41st Street New York, New York 10017 (212) 326-3437	Nicholas A. Kronfeld, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4950

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Part II

Information not required in prospectus

Item 6. Indemnification of directors and officers

Neither the laws of Chile nor the Registrant's constitutive documents provide for the indemnification of directors or officers. However, under Chilean law, when a director or officer of a corporation acts within the scope of his or her authority, the corporation will be responsible for any resulting liabilities or expenses as long as the director or officer acted in a manner consistent with the fiduciary duties imposed on officers or directors by Chilean law.

Item 7. Recent sales of unregistered securities

The information below sets forth the date of sale, title, amount and purchasers of our securities sold within the last three years by us that were not registered under the Securities Act. We believe that the issuances of all such securities described below were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated under the Securities Act regarding transactions involving an offshore sale to non-U.S. persons.

Date of sale	Title	Number of securities	Amount	Purchaser

August 5, 2005(1)	Shares of common stock	951,226,823	US$94.2 million(2)	Holders of shares of common stock of our former subsidiary Masisa S.A. in connection with such entity's merger into and with Terranova S.A.
December 19, 2003(3)	Bonds Series A	5,000	UF 2,500,000	Institutional and individual investors in Chile
December 19, 2003(3)	Bonds Series B	1,404	UF 702,000	Institutional and individual investors in Chile
August 6, 2003(4)	Bonds Series A	3,500	UF 4,000,000	Institutional and individual investors in Chile
August 6, 2003(4)	Bonds Series B	2,000	UF 1,000,000	Institutional and individual investors in Chile
August 6, 2003(4)	Bonds Series C	1,200	US$30,000,000	Institutional and individual investors in Chile
April 23, 2003(5)	Shares of common stock	990,897,167	US$90.6 million	Institutional and individual investors in Chile

(1)   The shares were issued in Chile in an exchange offer to Chilean holders of shares of common stock of our former subsidiary Masisa S.A. in connection with such entity's merger into and with Terranova S.A. Such shares excluded shares of common stock underlying ADSs and shares of common stock held directly by U.S. shareholders that were registered on a Registration Statement on Form F-4 in connection with the merger.

(2)   Represents the increase in paid-in capital in connection with the merger of our former subsidiary Masisa S.A. in connection with such entity's merger into and with Terranova S.A., excluding the paid-in capital representing the shares underlying ADSs and shares of common stock held directly by U.S. shareholders that were registered on a Registration Statement on Form F-4 in connection with the merger.

(3)   In December 2003, we completed the issuance in Chile of local currency denominated bonds. We issued 6,404 bonds in two series for a total amount of UF3,202,000 to institutional and individual investors in Chile in an offering underwritten by IM Trust, a Chilean investment bank.

(4)   In August 2003, we completed the issuance in Chile of 6,700 bonds. We issued 5,500 local currency denominated bonds in two series for a total amount of UF5,000,000 and 1,200 bonds in one series for a total amount of US$30 million to institutional and individual investors in Chile in an offering underwritten by IM Trust, a Chilean investment bank.

(5)   In April 2003, we completed the issuance in Chile of 990,897,167 shares (adjusted to reflect an exchange ratio of 4.61 in connection with the merger-reorganization of Forestal Terranova S.A. into and with Terranova S.A) for a total amount of US$90.6 million to institutional and individual investors in Chile in an offering underwritten by IM Trust, a Chilean investment bank.

Item 8. Index to exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.
3.1	Estatutos of Terranova, which include its Articles of Association (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to our Registration Statement on Form F-4 (File No. 333-123459) filed on March 18, 2005, as subsequently amended, and incorporated by reference herein).
4.1**	Deposit agreement, dated March 24, 2005, among Terranova S.A., The Bank of New York and Owners and Beneficial Owners of ADSs issued thereunder, including the form of ADRs representing the ADSs.
5.1**	Form of Opinion of Carey y Cía regarding validity of the shares.
8.1	Form of Opinion of Carey y Cía regarding certain Chilean tax matters relating to the shares and ADSs (included in Exhibit 5.1).
8.2**	Opinion of Jones Day regarding certain U.S. tax matters relating to the shares and ADSs.
10.1	Strategic Alliance Agreement, dated December 1, 2000, between Forestal Terranova S.A. and Premdor Inc. and Letter Agreement, dated January 12, 2001, between Premdor Inc. and Forestal Terranova S.A., previously filed with the Securities and Exchange Commission as Exhibit 10.1 to our Registration Statement on Form F-4 (File No. 333-123459) filed on March 18, 2005, as subsequently amended, and incorporated by reference herein.
10.2	Lease Contract, dated January 12, 1989, between the Republic of Venezuela and Corporación Forestal Imataca, C.A., previously filed with the Securities and Exchange Commission as Exhibit 10.2 to our Registration Statement on Form F-4 (File No. 333-123459) filed on March 18, 2005, as subsequently amended, and incorporated by reference herein.
10.3**	Supply contract between Oxinova C.A. and Fibranova C.A., dated November 15, 1999.
10.4**	Administrative services agreement between Forestal Terranova S.A. and Masisa S.A., amended July 5, 2004.
10.5**	Administrative and forestry services agreement between Terranova Brasil and Masisa do Brasil Limitada, dated January 1, 2005.
10.6**	Administrative management and financial services agreement between Maderas and Masisa Servicios, dated August 16, 2004.
10.7**	Office lease between Masisa Mexico and Forestal Terranova Mexico, dated December 1, 2004.
10.8**	Office lease between Forestal Terranova Mexico and Racine, dated March 2, 2001.
10.9**	Sales and distribution agreement among Terranova S.A., Terranova Forest Products Inc., Masisa S.A. and Masisa Argentina, dated July 1, 2004.
10.10**	Management agreement between Forestal Terranova S.A. and Masisa S.A. with respect to Fibranova C.A., dated November 11, 2002.
21.1	List of Masisa's subsidiaries (incorporated herein by reference to Exhibit 8.1 to our Annual Report on Form 20-F, File No. 001-32555, filed on June 29, 2005).
23.1	Consent of PricewaterhouseCoopers.
23.2	Consent of Carey y Cía (included in Exhibit 5.1).
23.3	Consent of Jones Day (included in Exhibit 8.2).
24.1**	Power of Attorney.

**    Previously filed.

Item 9. Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

    (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Masisa, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Republic of Chile, on the 2nd day of December, 2005.

MASISA S.A.
By:	/s/ ENRIQUE CIBIÉ B.

Name:	Enrique Cibié B.
Title:	Chief Executive Officer
By:	/s/ ALEJANDRO DROSTE B.

Name:	Alejandro Droste B.
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Julio Moura	Chairman and Director	December 2, 2005
* Ronald Degen	Vice-President and Director	December 2, 2005
* Enrique Seguel M.	Director	December 2, 2005
Juan Carlos Méndez G.	Director
* Patrick A. Nielson	Director	December 2, 2005

Jorge Carey T.	Director
Antonio Tuset J.	Director
/s/ ENRIQUE CIBIÉ B. Enrique Cibié B.	Chief Executive Officer	December 2, 2005
/s/ ALEJANDRO DROSTE B. Alejandro Droste B.	Chief Financial Officer (Principal Financial Officer)	December 2, 2005
* Rodrigo Saldivia	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2005
* Cristián Bargsted	Authorized Representative in the United States	December 2, 2005
*By:	/s/ PATRICIO REYES U. Patricio Reyes U.	As Attorney-in-fact, pursuant to powers of attorney filed herewith or previously filed with the Securities and Exchange Commission	December 2, 2005

Index to exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.
3.1	Estatutos of Terranova, which include its Articles of Association (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to our Registration Statement on Form F-4 (File No. 333-123459) filed on March 18, 2005, as subsequently amended, and incorporated by reference herein).
4.1**	Deposit agreement, dated March 24, 2005, among Terranova S.A., The Bank of New York and Owners and Beneficial Owners of ADSs issued thereunder, including the form of ADRs representing the ADSs.
5.1**	Form of Opinion of Carey y Cía regarding validity of the shares.
8.1	Form of Opinion of Carey y Cía regarding certain Chilean tax matters relating to the shares and ADSs (included in Exhibit 5.1).
8.2**	Opinion of Jones Day regarding certain U.S. tax matters relating to the shares and ADSs.
10.1	Strategic Alliance Agreement, dated December 1, 2000, between Forestal Terranova S.A. and Premdor Inc. and Letter Agreement, dated January 12, 2001, between Premdor Inc. and Forestal Terranova S.A., previously filed with the Securities and Exchange Commission as Exhibit 10.1 to our Registration Statement on Form F-4 (File No. 333-123459) filed on March 18, 2005, as subsequently amended, and incorporated by reference herein.
10.2	Lease Contract, dated January 12, 1989, between the Republic of Venezuela and Corporación Forestal Imataca, C.A., previously filed with the Securities and Exchange Commission as Exhibit 10.2 to our Registration Statement on Form F-4 (File No. 333-123459) filed on March 18, 2005, as subsequently amended, and incorporated by reference herein.
10.3**	Supply contract between Oxinova C.A. and Fibranova C.A., dated November 15, 1999.
10.4**	Administrative services agreement between Forestal Terranova S.A. and Masisa S.A., amended July 5, 2004.
10.5**	Administrative and forestry services agreement between Terranova Brasil and Masisa do Brasil Limitada, dated January 1, 2005.
10.6**	Administrative management and financial services agreement between Maderas and Masisa Servicios, dated August 16, 2004.
10.7**	Office lease between Masisa Mexico and Forestal Terranova Mexico, dated December 1, 2004.
10.8**	Office lease between Forestal Terranova Mexico and Racine, dated March 2, 2001.
10.9**	Sales and distribution agreement among Terranova S.A., Terranova Forest Products Inc., Masisa S.A. and Masisa Argentina, dated July 1, 2004.
10.10**	Management agreement between Forestal Terranova S.A. and Masisa S.A. with respect to Fibranova C.A., dated November 11, 2002.
21.1	List of Masisa's subsidiaries (incorporated herein by reference to Exhibit 8.1 to our Annual Report on Form 20-F, File No. 001-32555, filed on June 30, 2005).
23.1	Consent of PricewaterhouseCoopers.
23.2	Consent of Carey y Cía (included in Exhibit 5.1).
23.3	Consent of Jones Day (included in Exhibit 8.2).
24.1**	Power of Attorney.

**    Previously filed.

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Part II Information not required in prospectus
  Item 6. Indemnification of directors and officers
  Item 7. Recent sales of unregistered securities
  Item 8. Index to exhibits
  Item 9. Undertakings
Signatures
Index to exhibits